Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS RECORD QUARTERLY EARNINGS OF $56.7 MILLION

Fourth Quarter Earnings Increase 27% over Prior Quarter and Drive Annual Net Income to $97.0 Million

OLNEY, MARYLAND, January 21, 2021 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR), the parent company of Sandy Spring Bank, today reported record net income of $56.7 million ($1.19 per diluted common share) for the fourth quarter of 2020. The current quarter’s result compares to net income of $28.5 million ($0.80 per diluted common share) for the fourth quarter of 2019 and net income of $44.6 million ($0.94 per diluted common share) for the third quarter of 2020.

Operating earnings for the current quarter, which exclude the impact of the provision for credit losses, the effects from the Paycheck Protection Program (“PPP” or “PPP program”) and merger and acquisition expense, each on an after-tax basis, were $48.2 million ($1.02 per diluted common share), compared to $30.4 million ($0.85 per diluted common share) for the quarter ended December 31, 2019 and $45.8 million ($0.97 per diluted common share) for the quarter ended September 30, 2020.

The provision for credit losses for the current quarter was a credit of $4.5 million as compared to a charge of $7.0 million for the third quarter of 2020. The decrease in the provision for credit losses compared to the prior quarter is mainly the result of changes in macroeconomic factors, primarily the reduction in projected near term business bankruptcies as indicated in the most recent economic forecast.

“In 2020 we completed a significant integration of Revere Bank while navigating a global pandemic and helping our clients through unprecedented challenges. This was a massive undertaking, especially in a remote work environment, but our newly combined institutions were unified in our efforts to serve our clients and to keep people safe,” said Daniel J. Schrider, President and Chief Executive Officer. “Given our strong operating results and the resilience we demonstrated throughout the year, we remain very optimistic about our future.”

Fourth Quarter Highlights:

•Total assets at December 31, 2020, grew 48% to $12.8 billion compared to December 31, 2019, primarily as a result of the Revere Bank (“Revere”) acquisition and participation in the PPP. During the past year, loans and deposits grew by 55% and 56%, respectively. On the date of acquisition, Revere’s loans and deposits were $2.5 billion and $2.3 billion, respectively. The Company originated $1.1 billion in commercial business loans through its participation in the PPP program.

•The net interest margin was 3.38% for the fourth quarter of 2020, compared to 3.38% for the same quarter of 2019, and 3.24% for the third quarter of 2020. Excluding the impact of the amortization of the fair value marks derived from acquisitions, the current quarter’s net interest margin would have been 3.31%, compared to 3.34% for fourth quarter of 2019, and 3.18% for the third quarter of 2020.

•The provision for credit losses was a credit of $4.5 million for the current quarter. The credit to the provision for the current quarter as compared to the prior quarter’s provision charge of $7.0 million is primarily the result of the reduction in forecasted business bankruptcies impacted by governmental support programs aimed at individuals and small businesses.

•Non-interest income for the current quarter increased by 68% or $13.0 million compared to the prior year quarter as a result of a 248% increase in income from mortgage banking activities and growth of 28% in wealth management income as a result of the acquisition of Rembert Pendleton Jackson (“RPJ”) in the first quarter of the current year.

•Non-interest expense increased $15.6 million or 34% for the fourth quarter of 2020 compared to the prior year quarter. This increase was driven by the impact of the acquisitions of Revere and RPJ, which increased compensation and operational costs, in addition to intangible asset amortization. FDIC insurance cost increased from the same period of the prior year as a result of the effect of the assessment credit received during the prior year quarter.

•Return on average assets (“ROA”) for the quarter ended December 31, 2020 was 1.78% and return on average tangible common equity (“ROTCE”) was 22.24%. This compares to ROA of 1.32% and ROTCE of 14.39% for the prior year. The non-GAAP efficiency ratio for the fourth quarter of 2020 was 45.09% compared to 51.98% for the fourth quarter of 2019.

Branch Rationalization

The Company announced its intention to close three branch locations in 2021. The affected branches are located in Northern Virginia (2) and Montgomery County (1) Maryland. Customer accounts will be consolidated into nearby locations. The changes come into effect as a part of the Company’s continuing analysis of its branch network, including usage, proximity to other Sandy Spring Bank offices and the needs of the Company’s customers. The branch closures are expected to be completed in the second quarter of 2021.

Response to COVID-19

Protecting the health and well-being of its employees and clients in addition to assisting clients who have been impacted by the pandemic remains the focus of the Company. A significant majority of non-branch employees continue to work remotely and clients are served at branches primarily through drive-thru facilities and limited lobby access. Area jurisdictions continue to monitor and modify their respective guidelines based on the metrics of the pandemic. Currently, the Company is maintaining the first phase of its return to work plan.

During the current quarter, the Company began accepting digital PPP forgiveness applications. The Company has paused extending invitations to its forgiveness application portal pending updates to reflect recent amendments to the PPP program and to focus on accepting loan applications for both first and second draw loans under the restarted program.

During 2020, the Company has granted payment modifications/deferrals on 2,575 loans with and aggregate balance of $2.1 billion of which 203 loans with an aggregate balance of $217 million remain in deferral status. Currently, the vast majority of loans that had been granted modifications/deferrals have returned to their original payment plans without a significant impact on payment delinquencies.

For additional information about the Company’s response to the pandemic, segments of the Company’s loan portfolio exposed to industries adversely impacted by the pandemic, and our response to clients who sought loan payment deferral, we have provided supplemental materials available at the Investor Relations section of the Sandy Spring Website at www.sandyspringbank.com.

Balance Sheet and Credit Quality

Total assets grew to $12.8 billion at December 31, 2020, as compared to $8.6 billion at December 31, 2019. Year-over-year asset growth was primarily the result of the acquisition of Revere during the year, as well as the Company’s participation in the PPP program. During this period, total loans grew by 55% to $10.4 billion at December 31, 2020, compared to $6.7 billion at December 31, 2019. Excluding PPP loans, total loans grew 39% to $9.3 billion at December 31, 2020 as compared to the prior year quarter. The acquisition of Revere drove the majority of the increase in commercial loans, which, excluding PPP loans, grew 52% or $2.6 billion. The residential mortgage loan portfolio remained stable year-over-year as the vast majority of loan originations during the past year were sold in the secondary market. Consumer loan growth during the year was 11%, also a result of the acquisition. Deposit growth was 56% during the past twelve months, as noninterest-bearing deposits experienced growth of 76% and interest-bearing deposits grew 47%. This growth was driven primarily by the Revere acquisition and, to a lesser extent, the PPP program.

Tangible common equity increased to $1.0 billion or 8.46% of tangible assets at December 31, 2020 compared to $782.3 million or 9.46% at December 31, 2019, as a result of the equity issuance in the Revere acquisition. The year-over-year change in tangible common equity also reflects the effects of the repurchase of $50 million of common stock and the increase in intangible assets and goodwill associated with the two acquisitions completed during the past twelve months. Excluding the impact of the PPP program from tangible assets at December 31, 2020, the tangible common equity ratio would be 9.25%. At December 31, 2020, the Company had a total risk-based capital ratio of 13.93%, a common equity tier 1 risk-based capital ratio of 10.58%, a tier 1 risk-based capital ratio of 10.58% and a tier 1 leverage ratio of 8.92%.

The level of non-performing loans to total loans increased to 1.11% at December 31, 2020, compared to 0.62% at December 31, 2019, and 0.72% at September 30, 2020. At December 31, 2020, non-performing loans totaled $115.5 million, compared to $41.3 million at December 31, 2019, and $74.7 million at September 30, 2020. Non-performing loans include non-accrual loans, accruing loans 90 days or more past due and restructured loans. The year-over-year growth in non-performing loans was driven by three major components: loans placed in non-accrual status, acquired Revere non-accrual loans, and loans previously accounted for as purchased credit impaired loans that have been designated as non-accrual loans as a result of the Company’s adoption of the accounting standard for expected credit losses at the beginning of the year. Loans placed on non-accrual during the current quarter amounted to $54.7 million compared to $5.4 million for the prior year quarter and $0.9 million for the third quarter of 2020. Loans placed on non-accrual status during the current quarter relate primarily to a limited number of large borrowing relationships within the hospitality sector. These large relationships are collateral dependent and required no individual reserves due to sufficient values of the underlying collateral.

The Company recorded net charge-offs of $0.5 million for the fourth quarter of 2020, as compared to net charge-offs of $0.5 million and $0.2 million for the fourth quarter of 2019 and third quarter of 2020, respectively.

At December 31, 2020, the allowance for credit losses was $165.4 million or 1.59% of outstanding loans and 143% of non-performing loans, compared to $170.3 million or 1.65% of outstanding loans and 228% of non-performing loans at September 30, 2020.

Income Statement Review

Quarterly Results

Net interest income for the fourth quarter of 2020 increased 52% compared to the fourth quarter of 2019, driven primarily by the acquisition of Revere. The PPP program and its associated funding contributed a net of $6.9 million to net interest income for the quarter. The net interest margin remained unchanged at 3.38% for the fourth quarter of 2020 as compared to the same quarter of the prior year. Excluding the net $2.3 million impact of the amortization of the fair value marks derived from acquisitions, the net interest margin for the current quarter would have been 3.31%. This compares to the adjusted net interest margin of 3.34% for the fourth quarter of 2019.

The provision for credit losses was a credit of $4.5 million for the fourth quarter of 2020, compared to a charge of $1.7 million for the fourth quarter of 2019, and $7.0 million for the third quarter of 2020. The credit in the current quarter’s provision for credit losses, compared to the provision charge recorded in the prior quarter, is primarily the result of an improvement in the forecasted business bankruptcies indicated in the most recent economic forecast.

Non-interest income increased $13.0 million or 68% during the current quarter compared to the same quarter of the prior year. As a result of the significant decline in lending rates, mortgage origination activity for new and refinanced mortgages resulted in income from mortgage banking activities increasing by $10.3 million during the current quarter compared to the prior year quarter. In addition, wealth management income increased $1.8 million as a result of the first quarter acquisition of RPJ. The growth of these two categories in non-interest income more than compensated for the decline in service fee income compared to the prior year quarter.

Non-interest expense increased 34% or $15.6 million compared to the prior year quarter. Excluding the impact of merger and acquisition expense, non-interest expense grew 37% year-over-year, primarily as a result of the operational costs of the Revere and RPJ acquisitions, increased compensation expense related to staffing increases and incentive compensation, in addition to an increase in FDIC insurance and the amortization of intangible assets.

The non-GAAP efficiency ratio was 45.09% for the current quarter as compared to 51.98% for the fourth quarter of 2019, and 45.27% for the third quarter of 2020. The decrease in the efficiency ratio (reflecting an increase in efficiency) from the fourth quarter of last year to the current year was the result of the $47.2 million growth in non-GAAP revenue outpacing the $15.4 million growth in non-GAAP non-interest expense.

Year to Date Results

The Company recorded net income of $97.0 million for the year ended December 31, 2020 compared to $116.4 million for the prior year, representing a 17% decrease. The net earnings for the current year included the effects of the initial implementation of the accounting standard for current expected credit losses, the impact of the pandemic on the provision for credit losses, which resulted in a significant provision in the second quarter, and the impact of the acquisitions of RPJ and Revere. Pre-tax, pre-provision, pre-merger income was $235.3 million for the year ended December 31, 2020 compared to $158.9 million for the prior year.

Net interest income for the year ended December 31, 2020 increased 37% or $97.9 million compared to the prior year. This increase was driven primarily by the acquisition of Revere in the second quarter of 2020. Additionally, the income generated by the PPP program, net of its associated funding costs, contributed a net of $19.0 million to the growth in net interest income year-over-year. The net interest margin declined to 3.35% for the year ended December 31, 2020, compared to 3.51% for the prior year. Excluding the net $12.7 million impact of the amortization of the fair value marks derived from acquisitions, the net interest margin for the current year would have been 3.23%. The amortization of the fair value marks recognized during the current year included a benefit realized from the accelerated amortization of the $5.9 million purchase premium on acquired FHLB advances as a result of the prepayment of those borrowings. The net interest margin for 2019, excluding the amortization of fair value marks, would have been 3.46%.

The provision for credit losses for the full year of 2020 amounted to $85.7 million as compared to $4.7 million for the same period in 2019. The provision for credit losses under the CECL standard reflects the combined results of the impact of the deteriorated economic forecasts during the year ($44.1 million) and the initial allowance on acquired Revere non-purchased credit deteriorated loans ($17.5 million). The change in the portfolio mix and various qualitative adjustments resulted in the remainder of provision growth for the period.

Non-interest income increased 44% to $102.7 million for 2020 compared to $71.3 million for 2019. During the current year income from mortgage banking activities increased $25.3 million as a result of the high levels of new mortgage and refinancing activity resulting from historically low mortgage lending rates, and wealth management income increased $7.9 million as a result of the first quarter acquisition of RPJ. These increases more than exceeded the declines in deposit service fees and BOLI income.

Non-interest expense increased 43% to $255.8 million for 2020, compared to $179.1 million for 2019. Merger and acquisition expense accounted for $23.9 million of the growth of non-interest expense. The non-interest expense growth also included $5.9 million in prepayment penalties resulting from the liquidation of acquired FHLB borrowings. Excluding the impact of these items results in a year-over-year growth rate of 26%. This growth rate was driven by operational and compensation costs associated with the Revere and RPJ acquisitions, increased incentive expense related to the significant level of mortgage loan originations, increased intangible asset amortization, higher FDIC insurance premiums and annual employee merit increases.

The effective tax rate for the year ended December 31, 2020 was 22.1%, compared to 23.8% for the same period in 2019. This decrease was the result of the recent changes to tax laws that expanded the time permitted to utilize previous net operating losses. The Company applied this change to the 2018 acquisition of WashingtonFirst Bankshares, Inc. to realize a tax benefit of $1.8 million for the current year.

The non-GAAP efficiency ratio for the current year was 46.53% compared to 51.52% for the prior year. The improvement in the current year’s efficiency ratio compared to the prior year was the result of the growth in non-GAAP revenue, which outpaced the growth in non-GAAP non-interest expense.

Explanation of Non-GAAP Financial Measures

This news release contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

•Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets.
•The non-GAAP efficiency ratio is non-GAAP in that it excludes amortization of intangible assets, loss on FHLB redemption, merger and acquisition expense and securities gains and includes tax-equivalent income.
•Operating earnings - and the related measures of operating earnings per share, operating return on average assets and operating return on average tangible common equity - reflect net income exclusive of the provision for credit losses, merger and acquisition expense and the income and expense associated with the PPP program, in each case net of tax.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to the non-GAAP Reconciliation tables included with this release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Conference Call

The Company’s management will host a conference call to discuss its fourth quarter results today at 2:00 p.m. (ET). A live Webcast of the conference call is available through the Investor Relations section of the Sandy Spring Website at www.sandyspringbank.com. Participants may call 1-866-235-9910. A password is not necessary. Visitors to the Website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the website until 9:00 am (ET) February 4, 2021. A replay of the teleconference will be available through the same time period by calling 1-877-344-7529 under conference call number 10150939.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, a premier community bank in the Greater Washington, D.C. region. With over 60 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout Maryland, Northern Virginia, and Washington, D.C. Through its subsidiaries, Rembert Pendleton Jackson, Sandy Spring Insurance Corporation and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of insurance and wealth management services.

For additional information or questions, please contact:
Daniel J. Schrider, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email: DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Website: www.sandyspringbank.com

Media Contact:
Jen Schell
301-570-8331
jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: risks, uncertainties and other factors relating to the COVID-19 pandemic, including the length of time that the pandemic continues, the imposition or re-imposition of stay-at-home orders and restrictions on business activities or travel; the effect of the pandemic on the general economy and on the businesses of our borrowers and their ability to make payments on their obligations; the remedial actions and stimulus measures adopted by federal, state and local governments; the inability of employees to work due to illness, quarantine, or government mandates; general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2019, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
(Dollars in thousands, except per share data)	2020	2019		2020	2019
Results of operations:
Net interest income	$99,827	$65,583	52%	$363,159	$265,308	37%
Provision/ (credit) for credit losses	(4,489)	1,655	n/m	85,669	4,684	n/m
Non-interest income	32,234	19,224	68	102,716	71,322	44
Non-interest expense	61,661	46,081	34	255,782	179,085	43
Income before income tax expense	74,889	37,071	102	124,424	152,861	(19)
Net income	56,662	28,457	99	96,953	116,433	(17)

Net income attributable to common shareholders	$56,194	$28,273	99	$96,170	$115,671	(17)
Pre-tax pre-provision pre-merger income (1)	$70,403	$39,674	77	$235,267	$158,857	48

Return on average assets	1.78%	1.32%		0.82%	1.39%
Return on average common equity	15.72%	9.93%		7.24%	10.51%
Return on average tangible common equity	22.24%	14.39%		10.38%	15.33%
Net interest margin	3.38%	3.38%		3.35%	3.51%
Efficiency ratio - GAAP basis (2)	46.69%	54.34%		54.90%	53.20%
Efficiency ratio - Non-GAAP basis (2)	45.09%	51.98%		46.53%	51.52%

Per share data:
Basic net income per common share	$1.19	$0.80	49%	$2.19	$3.25	(33)%
Diluted net income per common share	$1.19	$0.80	49	$2.18	$3.25	(33)
Weighted average diluted common shares	47,284,808	35,543,254	33	44,132,251	35,617,924	24
Dividends declared per share	$0.30	$0.30	—	$1.20	$1.18	2
Book value per common share	$31.24	$32.40	(4)	$31.24	$32.40	(4)
Tangible book value per common share (1)	$22.28	$22.37	—	$22.28	$22.37	—
Outstanding common shares	47,056,777	34,970,370	35	47,056,777	34,970,370	35

Financial condition at period-end:
Investment securities	$1,413,781	$1,125,136	26%	$1,413,781	$1,125,136	26%
Loans	10,400,509	6,705,232	55	10,400,509	6,705,232	55
Interest-earning assets	12,095,936	7,947,703	52	12,095,936	7,947,703	52
Assets	12,798,429	8,629,002	48	12,798,429	8,629,002	48
Deposits	10,033,069	6,440,319	56	10,033,069	6,440,319	56
Interest-bearing liabilities	7,856,842	5,485,055	43	7,856,842	5,485,055	43
Stockholders' equity	1,469,955	1,132,974	30	1,469,955	1,132,974	30

Capital ratios:
Tier 1 leverage (3)	8.92%	9.70%		8.92%	9.70%
Common equity tier 1 capital to risk-weighted assets (3)	10.58%	11.06%		10.58%	11.06%
Tier 1 capital to risk-weighted assets (3)	10.58%	11.21%		10.58%	11.21%
Total regulatory capital to risk-weighted assets (3)	13.93%	14.85%		13.93%	14.85%
Tangible common equity to tangible assets (4)	8.46%	9.46%		8.46%	9.46%
Average equity to average assets	11.34%	13.31%		11.38%	13.25%

Credit quality ratios:
Allowance for credit losses to loans	1.59%	0.84%		1.59%	0.84%
Non-performing loans to total loans	1.11%	0.62%		1.11%	0.62%
Non-performing assets to total assets	0.91%	0.50%		0.91%	0.50%
Allowance for credit losses to non-performing loans	143.23%	136.02%		143.23%	136.02%
Annualized net charge-offs to average loans (5)	0.02%	0.03%		0.01%	0.03%
n/m - not meaningful
(1)Represents a Non-GAAP measure.
(2)The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, loss on FHLB redemption, and merger and acquisition expense from non-interest expense; securities gains from non-interest income and adds the tax- equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(3)Estimated ratio at December 31, 2020.
(4)The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets and other comprehensive gains/ (losses). See the Reconciliation Table included with these Financial Highlights.
(5)Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in thousands)	2020	2019	2020	2019
Pre-tax pre-provision pre-merger income:
Net income	$56,662	$28,457	$96,953	$116,433
Plus non-GAAP adjustments:
Merger and acquisition expense	3	948	25,174	1,312
Income tax expense	18,227	8,614	27,471	36,428
Provision/ (credit) for credit losses	(4,489)	1,655	85,669	4,684
Pre-tax pre-provision pre-merger income	$70,403	$39,674	$235,267	$158,857

Efficiency ratio - GAAP basis:
Non-interest expense	$61,661	$46,081	$255,782	$179,085

Net interest income plus non-interest income	$132,061	$84,807	$465,875	$336,630

Efficiency ratio - GAAP basis	46.69%	54.34%	54.90%	53.20%

Efficiency ratio - Non-GAAP basis:
Non-interest expense	$61,661	$46,081	$255,782	$179,085
Less non-GAAP adjustments:
Amortization of intangible assets	1,655	481	6,221	1,946
Loss on FHLB redemption	—	—	5,928	—
Merger and acquisition expense	3	948	25,174	1,312
Non-interest expense - as adjusted	$60,003	$44,652	$218,459	$175,827

Net interest income plus non-interest income	$132,061	$84,807	$465,875	$336,630
Plus non-GAAP adjustment:
Tax-equivalent income	1,052	1,149	4,128	4,746
Less non-GAAP adjustment:
Investment securities gains	35	57	467	77
Net interest income plus non-interest income - as adjusted	$133,078	$85,899	$469,536	$341,299

Efficiency ratio - Non-GAAP basis	45.09%	51.98%	46.53%	51.52%

Tangible common equity ratio:
Total stockholders' equity	$1,469,955	$1,132,974	$1,469,955	$1,132,974
Accumulated other comprehensive (income)/ loss	(18,705)	4,332	(18,705)	4,332
Goodwill	(370,223)	(347,149)	(370,223)	(347,149)
Other intangible assets, net	(32,521)	(7,841)	(32,521)	(7,841)
Tangible common equity	$1,048,506	$782,316	$1,048,506	$782,316

Total assets	$12,798,429	$8,629,002	$12,798,429	$8,629,002
Goodwill	(370,223)	(347,149)	(370,223)	(347,149)
Other intangible assets, net	(32,521)	(7,841)	(32,521)	(7,841)
Tangible assets	$12,395,685	$8,274,012	$12,395,685	$8,274,012

Tangible common equity ratio	8.46%	9.46%	8.46%	9.46%

Outstanding common shares	47,056,777	34,970,370	47,056,777	34,970,370
Tangible book value per common share	$22.28	$22.37	$22.28	$22.37

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED (CONTINUED)
OPERATING EARNINGS - METRICS

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in thousands)	2020	2019	2020	2019
Operating earnings (non-GAAP):
Net income	$56,662	$28,457	$96,953	$116,433
Plus non-GAAP adjustments:
Provision/ (credit) for credit losses - net of tax	(3,343)	1,205	63,789	3,460
Merger and acquisition expense - net of tax	3	698	18,745	969
PPPLF funding expense - net of tax	122	—	829	—
Less non-GAAP adjustment:
PPP interest income and net deferred fee - net of tax	5,239	—	14,948	—
Operating earnings (Non-GAAP)	$48,205	$30,360	$165,368	$120,862

Operating earnings per common share (non-GAAP):
Weighted average common shares outstanding - diluted (GAAP)	47,284,808	35,543,254	44,132,251	35,617,924

Earnings per diluted common share (GAAP)	$1.19	$0.80	$2.18	$3.25
Operating earnings per diluted common share (non-GAAP)	$1.02	$0.85	$3.75	$3.39

Operating return on average assets (non-GAAP):
Average assets (GAAP)	$12,645,329	$8,542,837	$11,775,096	$8,367,139
Average PPP loans	(1,060,995)	—	(710,264)	—
Adjusted average assets (non-GAAP)	$11,584,334	$8,542,837	$11,064,832	$8,367,139

Return on average assets (GAAP)	1.78%	1.32%	0.82%	1.39%
Operating return on adjusted average assets (non-GAAP)	1.66%	1.41%	1.49%	1.44%

Operating return on average tangible common equity (non-GAAP):
Average total stockholders' equity (GAAP)	$1,433,900	$1,136,824	$1,339,491	$1,108,310
Average accumulated other comprehensive (income)/ loss	(16,398)	3,005	(11,326)	7,069
Average goodwill	(370,419)	(347,149)	(365,543)	(347,149)
Average other intangible assets, net	(33,675)	(8,146)	(28,357)	(8,873)
Average tangible common equity (non-GAAP)	$1,013,408	$784,534	$934,265	$759,357

Return on average tangible common equity (GAAP)	22.24%	14.39%	10.38%	15.33%
Operating return on average tangible common equity (non-GAAP)	18.92%	15.35%	17.70%	15.92%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

(Dollars in thousands)	December 31, 2020	December 31, 2019
Assets
Cash and due from banks	$93,651	$82,469
Federal funds sold	291	208
Interest-bearing deposits with banks	203,061	63,426
Cash and cash equivalents	297,003	146,103
Residential mortgage loans held for sale (at fair value)	78,294	53,701
Investments available-for-sale (at fair value)	1,348,021	1,073,333
Other equity securities	65,760	51,803
Total loans	10,400,509	6,705,232
Less: allowance for credit losses	(165,367)	(56,132)
Net loans	10,235,142	6,649,100
Premises and equipment, net	57,720	58,615
Other real estate owned	1,455	1,482
Accrued interest receivable	46,431	23,282
Goodwill	370,223	347,149
Other intangible assets, net	32,521	7,841
Other assets	265,859	216,593
Total assets	$12,798,429	$8,629,002

Liabilities
Noninterest-bearing deposits	$3,325,547	$1,892,052
Interest-bearing deposits	6,707,522	4,548,267
Total deposits	10,033,069	6,440,319
Securities sold under retail repurchase agreements and federal funds purchased	543,157	213,605
Advances from FHLB	379,075	513,777
Subordinated debentures	227,088	209,406
Total borrowings	1,149,320	936,788
Accrued interest payable and other liabilities	146,085	118,921
Total liabilities	11,328,474	7,496,028

Stockholders' equity
Common stock -- par value $1.00; shares authorized 100,000,000; shares issued and outstanding 47,056,777 and 34,970,370 at December 31, 2020 and December 31, 2019, respectively	47,057	34,970
Additional paid in capital	846,922	586,622
Retained earnings	557,271	515,714
Accumulated other comprehensive income/ (loss)	18,705	(4,332)
Total stockholders' equity	1,469,955	1,132,974
Total liabilities and stockholders' equity	$12,798,429	$8,629,002

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in thousands, except per share data)	2020	2019	2020	2019
Interest income:
Interest and fees on loans	$104,756	$77,522	$393,477	$316,550
Interest on loans held for sale	592	462	1,686	1,607
Interest on deposits with banks	27	724	446	2,129
Interest and dividends on investment securities:
Taxable for federal income taxes	4,866	5,437	22,136	21,739
Exempt from federal income taxes	1,550	1,243	5,814	5,834
Interest on federal funds sold	—	2	1	10
Total interest income	111,791	85,390	423,560	347,869
Interest Expense:
Interest on deposits	6,410	14,723	41,651	61,681
Interest on retail repurchase agreements and federal funds purchased	234	216	1,965	1,161
Interest on advances from FHLB	2,730	3,189	6,593	16,578
Interest on subordinated debt	2,590	1,679	10,192	3,141
Total interest expense	11,964	19,807	60,401	82,561
Net interest income	99,827	65,583	363,159	265,308
Provision/ (credit) for credit losses	(4,489)	1,655	85,669	4,684
Net interest income after provision/ (credit) for credit losses	104,316	63,928	277,490	260,624
Non-interest income:
Investment securities gains	35	57	467	77
Service charges on deposit accounts	1,917	2,427	7,066	9,692
Mortgage banking activities	14,491	4,170	40,058	14,711
Wealth management income	8,215	6,401	30,570	22,669
Insurance agency commissions	1,356	1,331	6,795	6,612
Income from bank owned life insurance	705	660	2,867	3,165
Bank card fees	1,570	1,435	5,672	5,616
Other income	3,945	2,743	9,221	8,780
Total non-interest income	32,234	19,224	102,716	71,322
Non-interest expense:
Salaries and employee benefits	36,080	26,251	134,471	103,950
Occupancy expense of premises	5,236	4,663	21,383	19,470
Equipment expenses	3,121	2,791	12,224	10,720
Marketing	1,058	1,085	4,281	4,456
Outside data services	2,394	1,854	8,759	7,567
FDIC insurance	1,527	123	4,727	2,260
Amortization of intangible assets	1,655	481	6,221	1,946
Merger and acquisition expense	3	948	25,174	1,312
Professional fees and services	2,473	2,553	7,939	6,978
Other expenses	8,114	5,332	30,603	20,426
Total non-interest expense	61,661	46,081	255,782	179,085
Income before income tax expense	74,889	37,071	124,424	152,861
Income tax expense	18,227	8,614	27,471	36,428
Net income	$56,662	$28,457	$96,953	$116,433

Net income per share amounts:
Basic net income per common share	$1.19	$0.80	$2.19	$3.25
Diluted net income per common share	$1.19	$0.80	$2.18	$3.25
Dividends declared per share	$0.30	$0.30	$1.20	$1.18

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2020				2019
(Dollars in thousands, except per share data)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$112,843	$113,627	$116,252	$84,966	$86,539	$88,229	$88,423	$89,424
Interest expense	11,964	15,500	13,413	19,524	19,807	20,292	21,029	21,433
Tax-equivalent net interest income	100,879	98,127	102,839	65,442	66,732	67,937	67,394	67,991
Tax-equivalent adjustment	1,052	643	1,325	1,108	1,149	1,147	1,209	1,241
Provision/ (credit) for credit losses	(4,489)	7,003	58,686	24,469	1,655	1,524	1,633	(128)
Non-interest income	32,234	29,390	22,924	18,168	19,224	18,573	16,556	16,969
Non-interest expense	61,661	60,937	85,438	47,746	46,081	44,925	43,887	44,192
Income/ (loss) before income tax expense/ (benefit)	74,889	58,934	(19,686)	10,287	37,071	38,914	37,221	39,655
Income tax expense/ (benefit)	18,227	14,292	(5,348)	300	8,614	9,531	8,945	9,338
Net income/ (loss)	$56,662	$44,642	$(14,338)	$9,987	$28,457	$29,383	$28,276	$30,317
Financial performance:
Pre-tax pre-provision pre-merger income	$70,403	$67,200	$61,454	$36,210	$39,674	$40,802	$38,854	$39,527
Return on average assets	1.78%	1.38%	(0.45)%	0.46%	1.32%	1.39%	1.37%	1.49%
Return on average common equity	15.72%	12.67%	(4.15)%	3.55%	9.93%	10.38%	10.32%	11.46%
Return on average tangible common equity	22.24%	18.16%	(5.80)%	5.36%	14.39%	15.13%	15.10%	16.82%
Net interest margin	3.38%	3.24%	3.47%	3.29%	3.38%	3.51%	3.54%	3.60%
Efficiency ratio - GAAP basis (1)	46.69%	48.03%	68.66%	57.87%	54.34%	52.63%	53.04%	52.79%
Efficiency ratio - Non-GAAP basis (1)	45.09%	45.27%	43.85%	54.76%	51.98%	50.95%	51.71%	51.44%
Per share data:
Net income/ (loss) attributable to common shareholders	$56,194	$44,268	$(14,458)	$9,919	$28,274	$29,196	$28,065	$30,120
Basic net income/ (loss) per common share	$1.19	$0.94	$(0.31)	$0.29	$0.80	$0.82	$0.79	$0.85
Diluted net income/ (loss) per common share	$1.19	$0.94	$(0.31)	$0.28	$0.80	$0.82	$0.79	$0.85
Weighted average diluted common shares	47,284,808	47,175,071	46,988,351	34,743,623	35,543,254	35,671,721	35,634,924	35,618,346
Dividends declared per share	$0.30	$0.30	$0.30	$0.30	$0.30	$0.30	$0.30	$0.28
Non-interest income:
Securities gains	$35	$51	$212	$169	$57	$15	$5	$—
Service charges on deposit accounts	1,917	1,673	1,223	2,253	2,427	2,516	2,442	2,307
Mortgage banking activities	14,491	14,108	8,426	3,033	4,170	4,408	3,270	2,863
Wealth management income	8,215	7,785	7,604	6,966	6,401	5,493	5,539	5,236
Insurance agency commissions	1,356	2,122	1,188	2,129	1,331	2,116	1,265	1,900
Income from bank owned life insurance	705	708	809	645	660	662	654	1,189
Bank card fees	1,570	1,525	1,257	1,320	1,435	1,462	1,467	1,252
Other income	3,945	1,418	2,205	1,653	2,743	1,901	1,914	2,222
Total non-interest income	$32,234	$29,390	$22,924	$18,168	$19,224	$18,573	$16,556	$16,969
Non-interest expense:
Salaries and employee benefits	$36,080	$36,041	$34,297	$28,053	$26,251	$26,234	$25,489	$25,976
Occupancy expense of premises	5,236	5,575	5,991	4,581	4,663	4,816	4,760	5,231
Equipment expenses	3,121	3,133	3,219	2,751	2,791	2,641	2,712	2,576
Marketing	1,058	1,305	729	1,189	1,085	1,541	887	943
Outside data services	2,394	2,614	2,169	1,582	1,854	1,973	1,962	1,778
FDIC insurance	1,527	1,340	1,378	482	123	(83)	1,084	1,136
Amortization of intangible assets	1,655	1,968	1,998	600	481	491	483	491
Merger and acquisition expense	3	1,263	22,454	1,454	948	364	—	—
Professional fees and services	2,473	1,800	1,840	1,826	2,553	1,546	1,634	1,245
Other expenses	8,114	5,898	11,363	5,228	5,332	5,402	4,876	4,816
Total non-interest expense	$61,661	$60,937	$85,438	$47,746	$46,081	$44,925	$43,887	$44,192
(1) The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, loss on FHLB redemption, and merger and acquisition expense from non-interest expense; securities gains from non-interest income; and adds the tax- equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2020				2019
(Dollars in thousands, except per share data)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Commercial investor real estate loans	$3,634,720	$3,588,702	$3,581,778	$2,241,240	$2,169,156	$2,036,021	$1,994,027	$1,962,879
Commercial owner-occupied real estate loans	1,642,216	1,652,208	1,601,803	1,305,682	1,288,677	1,278,505	1,224,986	1,216,713
Commercial AD&C loans	1,050,973	994,800	997,423	643,114	684,010	678,906	658,709	688,939
Commercial business loans	2,267,548	2,227,246	2,222,810	813,525	801,019	772,619	772,158	769,660
Residential mortgage loans	1,105,179	1,173,857	1,211,745	1,116,512	1,149,327	1,199,275	1,241,081	1,249,968
Residential construction loans	182,619	175,123	169,050	149,573	146,279	150,692	171,106	176,388
Consumer loans	517,254	521,999	558,434	453,346	466,764	480,530	489,176	505,443
Total loans	10,400,509	10,333,935	10,343,043	6,722,992	6,705,232	6,596,548	6,551,243	6,569,990
Allowance for credit losses	(165,367)	(170,314)	(163,481)	(85,800)	(56,132)	(54,992)	(54,024)	(53,089)
Loans held for sale	78,294	88,728	68,765	67,114	53,701	78,821	50,511	24,998
Investment securities	1,413,781	1,425,733	1,424,652	1,250,560	1,125,136	946,210	955,715	987,299
Interest-earning assets	12,095,936	11,965,915	12,447,146	8,222,589	7,947,703	7,742,138	7,713,364	7,648,654
Total assets	12,798,429	12,678,131	13,290,447	8,929,602	8,629,002	8,437,538	8,398,519	8,327,900
Noninterest-bearing demand deposits	3,325,547	3,458,804	3,434,038	1,939,937	1,892,052	2,081,435	2,023,614	1,813,708
Total deposits	10,033,069	9,964,969	10,076,834	6,593,874	6,440,319	6,493,899	6,389,749	6,224,523
Customer repurchase agreements	153,157	142,287	143,579	125,305	138,605	126,008	150,604	122,626
Total interest-bearing liabilities	7,856,842	7,643,381	8,313,546	5,732,349	5,485,055	5,093,265	5,136,860	5,297,108
Total stockholders' equity	1,469,955	1,424,749	1,390,093	1,116,334	1,132,974	1,140,041	1,119,445	1,095,848
Quarterly average balance sheets:
Commercial investor real estate loans	$3,599,648	$3,582,751	$3,448,882	$2,202,461	$2,092,478	$1,982,979	$1,960,919	$1,964,699
Commercial owner-occupied real estate loans	1,643,817	1,628,474	1,681,674	1,285,257	1,274,782	1,258,000	1,215,632	1,207,799
Commercial AD&C loans	1,017,304	977,607	969,251	659,494	695,817	651,905	686,282	676,205
Commercial business loans	2,189,828	2,207,388	1,899,264	819,133	765,159	786,150	756,594	780,318
Residential mortgage loans	1,136,989	1,189,452	1,208,566	1,139,786	1,169,623	1,215,132	1,244,086	1,230,319
Residential construction loans	180,494	173,280	162,978	145,266	149,690	162,196	174,095	189,720
Consumer loans	515,202	543,242	575,734	465,314	477,572	486,865	505,235	515,644
Total loans	10,283,282	10,302,194	9,946,349	6,716,711	6,625,121	6,543,227	6,542,843	6,564,704
Loans held for sale	68,255	54,784	53,312	35,030	50,208	61,870	37,121	17,846
Investment securities	1,418,683	1,404,238	1,398,586	1,179,084	1,002,692	941,048	964,863	1,010,940
Interest-earning assets	11,882,542	12,049,463	11,921,132	7,994,618	7,859,836	7,690,629	7,619,240	7,627,187
Total assets	12,645,329	12,835,893	12,903,156	8,699,342	8,542,837	8,370,789	8,294,883	8,258,116
Noninterest-bearing demand deposits	3,424,729	3,281,607	3,007,222	1,797,227	1,927,063	1,909,884	1,796,802	1,682,720
Total deposits	9,999,144	9,862,639	9,614,176	6,433,694	6,459,551	6,405,762	6,247,409	5,952,942
Customer repurchase agreements	146,685	142,694	144,050	135,652	126,596	138,736	141,865	129,059
Total interest-bearing liabilities	7,609,829	7,969,487	8,326,909	5,612,056	5,326,303	5,202,876	5,269,209	5,403,946
Total stockholders' equity	1,433,900	1,401,746	1,390,544	1,130,051	1,136,824	1,123,185	1,099,078	1,073,291
Financial measures:
Average equity to average assets	11.34%	10.92%	10.78%	12.99%	13.31%	13.42%	13.25%	13.00%
Investment securities to earning assets	11.69%	11.91%	11.45%	15.21%	14.16%	12.22%	12.39%	12.91%
Loans to earning assets	85.98%	86.36%	83.10%	81.76%	84.37%	85.20%	84.93%	85.90%
Loans to assets	81.26%	81.51%	77.82%	75.29%	77.71%	78.18%	78.00%	78.89%
Loans to deposits	103.66%	103.70%	102.64%	101.96%	104.11%	101.58%	102.53%	105.55%
Capital measures:
Tier 1 leverage (1)	8.92%	8.65%	8.35%	8.78%	9.70%	9.96%	9.80%	9.61%
Common equity tier 1 capital to risk-weighted assets (1)	10.58%	10.45%	10.23%	10.23%	11.06%	11.37%	11.43%	11.19%
Tier 1 capital to risk-weighted assets (1)	10.58%	10.45%	10.23%	10.23%	11.21%	11.52%	11.59%	11.35%
Total regulatory capital to risk-weighted assets (1)	13.93%	14.02%	13.79%	14.09%	14.85%	12.70%	12.79%	12.54%
Book value per common share	$31.24	$30.30	$29.58	$32.68	$32.40	$32.00	$31.43	$30.82
Outstanding common shares	47,056,777	47,025,779	47,001,022	34,164,672	34,970,370	35,625,822	35,614,953	35,557,110
(1) Estimated ratio at December 31, 2020.

Sandy Spring Bancorp, Inc. and Subsidiaries
LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2020				2019
(Dollars in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Non-performing assets:
Loans 90 days past due:
Commercial real estate:
Commercial investor real estate	$133	$—	$775	$—	$—	$1,201	$1,248	$—
Commercial owner-occupied real estate	—	—	515	—	—	—	—	90
Commercial AD&C	—	—	—	—	—	—	—	—
Commercial business	161	93	—	—	—	17	—	—
Residential real estate:
Residential mortgage	480	320	138	8	—	—	—	221
Residential construction	—	—	—	—	—	—	—	—
Consumer	—	1	—	—	—	—	—	—
Total loans 90 days past due	774	414	1,428	8	—	1,218	1,248	311
Non-accrual loans:
Commercial real estate:
Commercial investor real estate	45,227	26,784	26,482	17,770	8,437	8,454	6,409	6,071
Commercial owner-occupied real estate	11,561	6,511	6,729	4,074	4,148	3,810	3,766	5,992
Commercial AD&C	15,044	1,678	2,957	829	829	829	1,990	3,306
Commercial business	22,933	17,659	20,246	10,834	8,450	6,393	7,083	8,013
Residential real estate:
Residential mortgage	10,212	11,296	11,724	12,271	12,661	12,574	10,625	9,704
Residential construction	—	—	—	—	—	—	—	156
Consumer	7,384	7,493	7,800	5,596	4,107	4,561	4,439	4,081
Total non-accrual loans	112,361	71,421	75,938	51,374	38,632	36,621	34,312	37,323
Total restructured loans - accruing	2,317	2,854	2,553	2,575	2,636	2,287	2,133	2,479
Total non-performing loans	115,452	74,689	79,919	53,957	41,268	40,126	37,693	40,113
Other assets and other real estate owned (OREO)	1,455	1,389	1,389	1,416	1,482	1,482	1,486	1,410
Total non-performing assets	$116,907	$76,078	$81,308	$55,373	$42,750	$41,608	$39,179	$41,523

	For the Quarter Ended,
(Dollars in thousands)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 31, 2019	June 30, 2019	March 31, 2019
Analysis of non-accrual loan activity:
Balance at beginning of period	$71,421	$75,938	$51,374	$38,632	$36,621	$34,312	$37,323	$33,583
Purchased credit deteriorated loans designated as non-accrual	—	—	—	13,084	—	—	—	—
Non-accrual balances transferred to OREO	(70)	—	—	—	—	—	(195)	—
Non-accrual balances charged-off	(513)	(144)	(162)	(575)	(454)	(705)	(604)	(227)
Net payments or draws	(13,212)	(4,248)	(1,881)	(1,860)	(2,916)	(2,903)	(5,517)	(1,786)
Loans placed on non-accrual	54,735	893	27,289	2,369	5,381	6,015	3,396	6,202
Non-accrual loans brought current	—	(1,018)	(682)	(276)	—	(98)	(91)	(449)
Balance at end of period	$112,361	$71,421	$75,938	$51,374	$38,632	$36,621	$34,312	$37,323

Analysis of allowance for credit losses:
Balance at beginning of period	$170,314	$163,481	$85,800	$56,132	$54,992	$54,024	$53,089	$53,486
Transition impact of adopting ASC 326	—	—	—	2,983	—	—	—	—
Initial allowance on purchased credit deteriorated loans	—	—	—	2,762	—	—	—	—
Initial allowance on acquired PCD loans	—	—	18,628	—	—	—	—	—
Provision/ (credit) for credit losses	(4,489)	7,003	58,686	24,469	1,655	1,524	1,633	(128)
Less loans charged-off, net of recoveries:
Commercial real estate:
Commercial investor real estate	379	21	(4)	—	(3)	(3)	(3)	(7)
Commercial owner-occupied real estate	—	—	—	—	—	—	—	—
Commercial AD&C	—	—	—	—	—	(224)	(4)	—
Commercial business	56	88	(463)	108	15	389	735	7
Residential real estate:
Residential mortgage	37	(6)	15	333	264	209	(10)	89
Residential construction	(1)	(2)	(1)	(2)	(2)	(2)	(2)	(2)
Consumer	(13)	69	86	107	241	187	(18)	182
Net charge-offs/ (recoveries)	458	170	(367)	546	515	556	698	269
Balance at the end of period	$165,367	$170,314	$163,481	$85,800	$56,132	$54,992	$54,024	$53,089

Asset quality ratios:
Non-performing loans to total loans	1.11%	0.72%	0.77%	0.80%	0.62%	0.61%	0.58%	0.61%
Non-performing assets to total assets	0.91%	0.60%	0.61%	0.62%	0.50%	0.49%	0.47%	0.50%
Allowance for credit losses to loans	1.59%	1.65%	1.58%	1.28%	0.84%	0.83%	0.82%	0.81%
Allowance for credit losses to non-performing loans	143.23%	228.03%	204.56%	159.02%	136.02%	137.05%	143.33%	132.35%
Annualized net charge-offs/ (recoveries) to average loans	0.02%	0.01%	(0.01)%	0.03%	0.03%	0.03%	0.04%	0.02%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended December 31,
	2020			2019
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$3,599,648	$38,867	4.30%	$2,092,478	$24,982	4.74%
Commercial owner-occupied real estate loans	1,643,817	19,440	4.70	1,274,782	15,606	4.86
Commercial AD&C loans	1,017,304	10,400	4.07	695,817	9,388	5.35
Commercial business loans	2,189,828	20,015	3.64	765,159	9,821	5.09
Total commercial loans	8,450,597	88,722	4.18	4,828,236	59,797	4.91
Residential mortgage loans	1,136,989	10,102	3.55	1,169,623	11,030	3.77
Residential construction loans	180,494	1,698	3.74	149,690	1,650	4.37
Consumer loans	515,202	4,806	3.71	477,572	5,594	4.65
Total residential and consumer loans	1,832,685	16,606	3.62	1,796,885	18,274	4.05
Total loans (2)	10,283,282	105,328	4.08	6,625,121	78,071	4.68
Loans held for sale	68,255	592	3.48	50,208	462	3.68
Taxable securities	1,138,767	4,925	1.73	816,008	5,704	2.79
Tax-exempt securities (3)	279,916	1,971	2.81	186,684	1,576	3.38
Total investment securities (4)	1,418,683	6,896	1.94	1,002,692	7,280	2.90
Interest-bearing deposits with banks	111,820	27	0.10	181,394	724	1.58
Federal funds sold	502	—	0.10	421	2	1.66
Total interest-earning assets	11,882,542	112,843	3.78	7,859,836	86,539	4.38

Less: allowance for credit losses	(171,026)			(54,653)
Cash and due from banks	111,565			68,011
Premises and equipment, net	58,060			59,277
Other assets	764,188			610,366
Total assets	$12,645,329			$8,542,837

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,195,307	$293	0.10%	$800,263	$685	0.34%
Regular savings deposits	406,637	57	0.06	325,540	94	0.11
Money market savings deposits	3,194,999	1,870	0.23	1,875,045	5,820	1.23
Time deposits	1,777,472	4,190	0.94	1,531,640	8,124	2.10
Total interest-bearing deposits	6,574,415	6,410	0.39	4,532,488	14,723	1.29
Other borrowings	377,362	234	0.25	133,716	216	0.64
Advances from FHLB	428,278	2,730	2.54	516,101	3,189	2.45
Subordinated debentures	229,774	2,590	4.51	143,998	1,679	4.66
Total borrowings	1,035,414	5,554	2.13	793,815	5,084	2.55
Total interest-bearing liabilities	7,609,829	11,964	0.63	5,326,303	19,807	1.48

Noninterest-bearing demand deposits	3,424,729			1,927,063
Other liabilities	176,871			152,647
Stockholders' equity	1,433,900			1,136,824
Total liabilities and stockholders' equity	$12,645,329			$8,542,837

Net interest income and spread		$100,879	3.15%		$66,732	2.90%
Less: tax-equivalent adjustment		1,052			1,149
Net interest income		$99,827			$65,583

Interest income/earning assets			3.78%			4.38%
Interest expense/earning assets			0.40			1.00
Net interest margin			3.38%			3.38%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.54% and 26.13% for 2020 and 2019, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.1 million in both 2020 and 2019.
(2)Non-accrual loans are included in the average balances.
(3)Includes only investments that are exempt from federal taxes.
(4)Available for sale investments are presented at amortized cost.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Year Ended December 31,
	2020			2019
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$3,210,527	$142,105	4.43%	$2,000,571	$99,410	4.97%
Commercial owner-occupied real estate loans	1,560,223	73,655	4.72	1,239,289	60,581	4.89
Commercial AD&C loans	906,414	40,262	4.44	677,536	39,241	5.79
Commercial business loans	1,781,197	69,633	3.91	772,052	41,300	5.35
Total commercial loans	7,458,361	325,655	4.37	4,689,448	240,532	5.13
Residential mortgage loans	1,168,668	43,001	3.68	1,214,625	46,438	3.82
Residential construction loans	165,567	6,683	4.04	168,797	7,232	4.28
Consumer loans	524,897	20,356	3.88	496,199	24,391	4.92
Total residential and consumer loans	1,859,132	70,040	3.77	1,879,621	78,061	4.15
Total loans (2)	9,317,493	395,695	4.25	6,569,069	318,593	4.85
Loans held for sale	52,893	1,686	3.19	41,905	1,607	3.84
Taxable securities	1,106,315	22,482	2.03	768,521	22,873	2.98
Tax-exempt securities (3)	244,168	7,378	3.02	211,236	7,403	3.50
Total investment securities (4)	1,350,483	29,860	2.21	979,757	30,276	3.09
Interest-bearing deposits with banks	246,155	446	0.18	108,534	2,129	1.96
Federal funds sold	403	1	0.28	572	10	1.76
Total interest-earning assets	10,967,427	427,688	3.90	7,699,837	352,615	4.58

Less: allowance for credit losses	(128,793)			(53,746)
Cash and due from banks	122,826			65,181
Premises and equipment, net	59,031			60,595
Other assets	754,605			595,272
Total assets	$11,775,096			$8,367,139

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,062,474	$1,812	0.17%	$750,606	$1,990	0.27%
Regular savings deposits	374,196	269	0.07	329,158	415	0.13
Money market savings deposits	2,741,230	12,424	0.45	1,751,989	25,437	1.45
Time deposits	1,924,429	27,146	1.41	1,604,996	33,839	2.11
Total interest-bearing deposits	6,102,329	41,651	0.68	4,436,749	61,681	1.39
Other borrowings	509,523	1,965	0.39	152,088	1,161	0.76
Advances from FHLB	545,652	6,593	1.21	645,587	16,578	2.57
Subordinated debentures	224,306	10,192	4.54	64,251	3,141	4.89
Total borrowings	1,279,481	18,750	1.47	861,926	20,880	2.42
Total interest-bearing liabilities	7,381,810	60,401	0.82	5,298,675	82,561	1.56

Noninterest-bearing demand deposits	2,880,294			1,830,008
Other liabilities	173,501			130,146
Stockholders' equity	1,339,491			1,108,310
Total liabilities and stockholders' equity	$11,775,096			$8,367,139

Net interest income and spread		$367,287	3.08%		$270,054	3.02%
Less: tax-equivalent adjustment		4,128			4,746
Net interest income		$363,159			$265,308

Interest income/earning assets			3.90%			4.58%
Interest expense/earning assets			0.55			1.07
Net interest margin			3.35%			3.51%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.54% and 26.13% for 2020 and 2019, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $4.1 million and $4.7 million in 2020 and 2019, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Includes only investments that are exempt from federal taxes.
(4)Available-for-sale investments are presented at amortized cost.